As filed with the Securities and Exchange Commission on April 9, 2014

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 3, 2014

B&G Foods, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-32316	13-3918742
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Four Gatehall Drive, Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (973) 401-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On April 3, 2014, B&G Foods North America, Inc., a wholly owned operating subsidiary of B&G Foods, Inc., BCCK Holdings, Inc., American Capital Equity I, LLC, American Capital Equity II, LP, American Capital, Ltd. and certain individual sellers entered into a Purchase Agreement, pursuant to which B&G Foods North America has agreed to acquire BCCK Holdings, Inc. for a purchase price of $155 million in cash, subject to certain closing and post-closing adjustments.

The agreement contains customary representations, warranties, covenants and indemnification provisions.  Subject to the satisfaction of customary closing conditions set forth in the agreement, B&G Foods expects the acquisition to close in April 2014.

None of B&G Foods, B&G Foods North America or any of their affiliates, or any director or officer of B&G Foods or B&G Foods North America, or any associate of any such director or officer, has any material relationship with any of the other parties identified above.

B&G Foods intends to fund the acquisition and fees and expenses related to the acquisition with borrowings under its existing revolving credit facility.

Item 7.01.  Regulation FD Disclosure.

On April 3, 2014, B&G Foods issued a press release announcing the execution and delivery of the agreement described above.  The information contained in the press release, which is attached to this report as Exhibit 99.1, is incorporated by reference herein and is furnished pursuant to Item 7.01, “Regulation FD Disclosure.”

Item 9.01.  Financial Statements and Exhibits.

(d)                                 Exhibits.

99.1	Press Release dated April 3, 2014, furnished pursuant to Item 7.01

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B&G FOODS, INC.

Dated: April 9, 2014	By:	/s/ Scott E. Lerner
Scott E. Lerner Executive Vice President, General Counsel and Secretary